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                                     EXHIBIT 21

                        LIST OF SUBSIDIARIES OF THE COMPANY

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                                                   STATE OF INCORPORATION/
                     NAME                                ORGANIZATION
                     ----                                ------------
 KSL Desert Resorts, Inc.                                  Delaware
 KSL Resorts Group, Inc.                                   Delaware
 Casitas Plaza Corporation                                 Delaware
 KSL Travel, Inc.                                          Delaware
 KSL Real Estate Company                                   Delaware
 Las Casitas Corporation                                   Delaware

 KSL Golf Holdings, Inc.                                   Delaware
 KSL Fairways Golf Corporation                             Delaware
 The Fairways Group, L.P.                                  Delaware
 Mequon Country Club, Inc.                                Wisconsin
 MVGC Corp.                                              Pennsylvania
 Monroe Valley Associates, L.P.                          Pennsylvania
 Liberty Golf Park, Inc.                                   Maryland
 KSL Fairways/Virginia Corporation                         Delaware
 KSL Fairways/Gauntlet, L.P.                               Delaware

 KSL Grand Traverse Holdings, Inc.                         Delaware
 KSL Grand Traverse Land, Inc.                             Delaware
 KSL Grand Traverse Realty, Inc.                           Delaware
 KSL Grand Traverse Resort, Inc.                           Delaware
 KSL Water Works, Inc.                                     Delaware

 KSL Georgia Holdings, Inc.                                Delaware
 KSL Lake Lanier, Inc.                                     Delaware

 KSL Florida Holdings, Inc.                                Delaware
 KSL Hotel Corp.                                           Delaware
 KSL Silver Properties, Inc.                               Delaware
 KSL Florida Development Corporation                       Delaware

 KSL Claremont Resort, Inc.                                Delaware
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